EXHIBIT 3.1.3

                                 THIRD AMENDMENT
                                       TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           KNIGHT TRANSPORTATION, INC.

     Pursuant to the provisions of Sections 10-1003 and 10-1006 of the Arizona Revised Statutes, and action taken by the shareholders and Board of Directors of Knight Transportation, Inc., an Arizona corporation (the "Corporation"), the Corporation hereby adopts this Third Amendment to its Restated Articles of Incorporation filed with the Arizona Corporation Commission on August 31, 1994 (the "Third Amendment"), to be effective as of the date this Third Amendment is filed with the Arizona Corporation Commission.

     1.   The name of the Corporation is Knight Transportation, Inc.

     2.   Article  XI  of  the  Restated   Articles  of   Incorporation  of  the
Corporation is amended by deleting that Article in its entirety and substituting the following:

                                   "ARTICLE XI

                              SHAREHOLDER APPROVAL

     Until December 31, 2005, the consent of those persons who hold sixty-seven percent (67%) of the Corporation's issued and outstanding shares, voting as a single class, shall be required to approve any offer to purchase substantially all of the Corporation's assets or any share exchange, plan of merger or consolidation, or other transaction, pursuant to which the outstanding common stock of the Corporation is exchanged, acquired or converted into cash or other consideration, given or issued by another person that is not controlled by the Corporation; provided that nothing in this Article XI shall require that the Corporation obtain shareholder approval to acquire, directly or indirectly, the stock or assets of another entity, by merger, share exchange or otherwise, through the issuance of the Corporation's common or preferred stock, the payment of cash, or otherwise. For purposes of this Article, a person is controlled by the Corporation only if the Corporation owns more than fifty percent (50%) of the combined voting power of all classes of stock of such person, if such person is a corporation or, if the person is not a corporation, the Corporation holds more than fifty percent (50%) of the beneficial interest, capital, profits, or voting rights of such person."

     3. Except as provided above, all other articles and provisions of the Restated Articles of Incorporation shall remain as in effect prior to the adoption of this Third Amendment.

     4. The foregoing Third Amendment was approved by Resolutions and Actions of the Board of Directors, effective as of February 6, 2002.

     5. The foregoing Third Amendment was approved by shareholders of the Corporation at the Corporation's Annual Meeting of Shareholders on May 8, 2002 ("the Annual Meeting").
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     6.   With regard to the approval of this Third Amendment by shareholders of the Corporation:

          (a) The Corporation had issued and outstanding 36,932,138 shares of its common stock, par value $0.01 per share ("the Common Stock"), as of the record date of the Annual Meeting, March 21, 2002. A total of 36,932,138 shares of the Corporation's issued and outstanding Common Stock were entitled to vote at the Annual Meeting. Of these, a total of 35,622,809 shares of the Corporation's Common Stock were present in person or by proxy at the Annual Meeting; and

          (b) A total of 19,091,104 shares of the Corporation's Common Stock voted in favor of the Third Amendment and 11,950,682 shares of the Corporation's Common Stock voted against the Third Amendment. The number of shares voting in favor of the Third Amendment was sufficient for approval by shareholders of the Corporation.

     IN WITNESS WHEREOF, the foregoing Third Amendment to the Restated Articles of Incorporation of Knight Transportation, Inc. are hereby executed in duplicate and effective as of the 8th day of May, 2002, upon filing with the Arizona Corporation Commission.

                                        KNIGHT TRANSPORTATION, INC.


                                         By: /s/ Kevin P. Knight
                                             -----------------------------------
                                             Kevin P. Knight
                                             Chairman of the Board/Chief
                                             Executive Officer


                                        By: /s/ Timothy M. Kohl
                                            ------------------------------------
                                            Timothy M. Kohl, Secretary
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                            CERTIFICATE OF SECRETARY

     The undersigned, Timothy M. Kohl, Secretary of Knight Transportation, Inc., does hereby certify that the foregoing copy of the Third Amendment to Restated Articles of Incorporation of Knight Transportation, Inc. is a true and correct copy of the Third Amendment to Restated Articles of Incorporation of Knight Transportation, Inc., duly adopted by the Board of Directors, and that such Third Amendment to Restated Articles of Incorporation of Knight Transportation, Inc. has not been amended or repealed.

     DATED: May 8, 2002.

                                        /s/ Timothy M. Kohl
                                        ----------------------------------------
                                        Timothy M. Kohl, Secretary